Exhibit 99.1
BARNWELL INDUSTRIES, INC.

Barnwell Industries, Inc. Reports Results for its
Fourth Quarter and Year Ended September 30, 2025

Recent Capital Raise Lays the Groundwork for Future Success

HONOLULU, HAWAII, December 19, 2025 -- Barnwell Industries, Inc. (NYSE American: BRN) today reported financial results for its fourth quarter and year ended September 30, 2025. The Company had revenue from continuing operations of $3,022,000 and a net loss from continuing operations of $2,429,000 or $0.24 per share for the fourth quarter and revenue from continuing operations of $13,697,000 and a net loss from continuing operations of $7,103,000 or $0.71 per share for the fiscal year.

The increase in net loss from continuing operations for the year ended September 30, 2025, compared to the prior year, was primarily driven by higher general and administrative expenses resulting from significant one-time, non-recurring costs associated with the shareholder consent solicitation, a loss related to the sale of the Company’s U.S. oil and natural gas working interests, lower commodities prices and reduced production, and softer results in the land investment segment due to prior-year lot sales that did not recur in the current period.

The U.S. oil and natural gas assets were located in the states of Texas and Oklahoma and were owned by wholly-owned subsidiaries of Barnwell. As a result of the sale during the three months ended September 30, 2025, the Company no longer owns any oil and natural gas assets in the U.S.

Private Placement Offering

In November 2025, the Company entered into a securities purchase agreement with certain investors (the “Purchasers”), including certain directors of the board of directors of the Company, pursuant to which the Company agreed to issue and sell an aggregate of: (i) 2,221,141 shares of its common stock, par value $0.50 per share (the “Common Stock”), and (ii) warrants (the “Common Warrants”) to purchase up to 1,029,104 shares of Common Stock (the “Warrant Shares”) in a private placement offering of the Company’s securities (the “Offering”). The directors of the Company participating as Purchasers in the Offering and certain other Purchasers did not receive any Common Warrants.

The gross proceeds received from the Offering was approximately $2,443,000. The private placement represents another key step in Barnwell’s ongoing transformation, as the Company executes its plan to focus on high-return-on-invested-capital opportunities and to streamline its operations. The proceeds will be used for general corporate purposes.

Kaupulehu Developments

In November 2025, Kaupulehu Developments entered into an agreement to surrender any and all remaining rights for Increment II for $2,000,000 of which $70,000 was received. Additionally, the purchaser has the right to extend the closing by up to two years by making a $70,000 payment in each of the next two years, with those payments applied against the $2,000,000 purchase price. The closing of this transaction is entirely dependent on the purchaser and therefore may not happen.

Closure of Honolulu Office

Barnwell made the decision to relocate our corporate headquarters to co-head offices in Houston, Texas and Calgary, Alberta. The closure of the Hawaii office is scheduled to occur in early calendar year 2026. This decision reflects the Company’s ongoing efforts to streamline operations and reduce general and administrative expenses. Notably, the Calgary office has long been an established location for Barnwell and aligns with the presence of some of our ongoing management team, ensuring continuity and operational efficiency as a part of this transition.

Summary and Outlook

Craig D. Hopkins, CEO, stated, “The sale of our U.S. oil and natural gas properties enables us to concentrate resources on the workover and optimization initiatives underway at our Twining field, supporting long-term production stability. As we move forward, we will continue to advance these initiatives while maintaining flexibility to consider opportunities that may further strengthen the value and long-term potential of the Twining asset as well as the overall value of the Company.”

Important Information

The offer and sale of the foregoing securities were made in a private placement in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, and applicable state securities laws. Accordingly, the securities offered in the private placement may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities being offered in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

Additional information regarding this private placement is available in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission.

Forward-Looking Statements

The information contained in this press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. A forward-looking statement is one which is based on current expectations of future events or conditions and does not relate to historical or current facts. These statements include various estimates, forecasts, projections of Barnwell’s future performance, statements of Barnwell’s plans and objectives, and other similar statements. Forward-looking statements include phrases such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates,” “assumes,” “projects,” “may,” “will,” “will be,” “should,” or similar expressions. Although Barnwell believes that its current expectations are based on reasonable assumptions, it cannot assure that the expectations contained in such forward-looking statements will be achieved. Forward-looking statements involve risks, uncertainties and assumptions which could cause actual results to differ materially from those contained in such statements. The risks, uncertainties and other factors that might cause actual results to differ materially from Barnwell’s expectations are set forth in the “Forward-Looking Statements,” “Risk Factors” and other sections of Barnwell’s annual report on Form 10-K for the last fiscal year and Barnwell’s other filings with the Securities and Exchange Commission. Investors should not place undue reliance on the forward-looking statements contained in this press release, as they speak only as of the date of this press release, and Barnwell expressly disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statements contained herein.

COMPARATIVE OPERATING RESULTS

			(Unaudited)
	Year ended		Three months ended
	September 30,		September 30,
	2025	2024	2025	2024

Revenues	$13,697,000	$18,075,000	$3,002,000	$3,729,000

Net loss from continuing operations attributable to Barnwell Industries, Inc.	$(7,115,000)	$(4,105,000)	$(2,429,000)	$(1,431,000)
Net earnings (loss) from discontinued operations	12,000	(1,460,000)	-	(452,000)
Net loss attributable to Barnwell Industries, Inc.	$(7,103,000)	$(5,565,000)	$(2,429,000)	$(1,883,000)

Basic and diluted net loss per share:
Net loss from continuing operations attributable to Barnwell Industries, Inc.	$(0.71)	$(0.41)	$(0.24)	$(0.14)
Net loss from discontinued operations	-	(0.15)	-	(0.05)
Net loss attributable to Barnwell Industries, Inc.	$(0.71)	$(0.56)	$(0.24)	$(0.19)

Weighted-average shares and
equivalent shares outstanding:
Basic and diluted	10,056,479	10,017,997	10,071,577	10,028,090

COMPANY:	Barnwell Industries, Inc. 1100 Alakea Street, Suite 500 Honolulu, HI 96813 Telephone: (808) 531-8400 Fax: (808) 531-7181 Website: www.brninc.com

CONTACT:	Craig D. Hopkins Chief Executive Officer and President Phone: (403) 531-1560 Email: info@bocl.ca